Exhibit 10.24

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”), effective as of August 11, 2017, is entered into by and between, Arkados Group, Inc., a Delaware corporation, with its principal address at 211 Warren Street, #320, Newark, NJ 07103 (herein referred to as the “Company”) and LP Funding, LLC DBA LPF Communications, a Nevada limited liability company with principal address at 224 Bahama Ln, Palm Beach, FL 33480(herein referred to as the “Consultant”). As used in this Agreement, the term “Parties” shall refer to the Company and Consultant jointly.

WHEREAS:

A.	The Company seeks to engage the services of Consultant to assist the Company in its efforts to gain greater recognition and awareness among investors in the public capital markets.

B.	Consultant will seek to assist the Company in its efforts to better develop investor recognition and awareness in the public capital markets.

C.	The Company is familiar with Consultant and Consultant’s skills and expertise.

D.	The Parties acknowledge and agree that Consultant has completed a preliminary review of the Company and the challenges facing the Company and the Company and Consultant have had discussions regarding these and other matters relating to the Company’s objectives.

NOW THEREFORE THE PARTIES AGREE AS FOLLOWS:

1)	Commencement and Term of Consulting Services from Consultant.

The Company hereby agrees to retain the Consultant to act in a consulting capacity to the Company, and Consultant hereby agrees to provide certain consulting services to the Company as described in Section 2 of this Agreement for a period of six (6) months from the date at which a copy of this Agreement is executed and delivered to Consultant with the Fees (defined in Section 4 of this Agreement) (the “Term”), unless terminated earlier in accordance with the terms of this Agreement.

2)	Duties of Consultant.

Consultant agrees that it shall provide the following specified consulting services:

●	Assist the Company in packaging its investment story, by analyzing strengths and weaknesses, as well as providing general strategy for its corporate communications.

●	Review the Company’s marketing materials and provide comments in order to make them effective for distribution to existing and potential investors.

●	At the Company’s request, review business plans, corporate strategies and proposed financing transactions for the purpose of advising the Company of the public relations implications thereof; and

●	Assist the Company in the development and execution of a strategy to achieve a Nasdaq listing.

3)	Allocation of Time and Energies.

The Consultant hereby agrees to use its best efforts to diligently perform and discharge faithfully the responsibilities which may be assigned to the Consultant from time to time by the officers and duly authorized representatives of the Company in connection with the conduct of the Company’s financial, public relations and communications activities, subject to compliance with applicable state and federal securities laws and regulations, all in accordance with the prevailing standards of the investor relations industry.

The services to be provided by Consultant shall not be measured by the number of hours devoted by Consultant’s staff on a per day basis and Consultant and the Company agree that Consultant shall perform the duties set forth in Section 2 of this Agreement in a diligent and professional manner. The Parties acknowledge and agree that a disproportionately large amount of the effort to be expended and the costs to be incurred by the Consultant and the benefits to be received by the Company are expected to occur within or shortly after the first three (3) months from the commencement of the Term of this Agreement. It is expressly understood that Consultant’s performance of its duties hereunder will in no way be measured by the price of the Company’s common stock, nor the trading volume of the Company’s common stock.

The Parties acknowledge and agree that the services to be performed under this Agreement are to be performed by Consultant and not by any individual staff member of Consultant. At all times hereunder, the death, disability, or incapacity of any member of Consultant’s staff shall not be deemed a breach of this Agreement.

Compensation to Consultant for Consulting Services. In consideration for the consulting services rendered to the Company as described in Section 2 of this Agreement, the Company hereby agrees to pay Consultant the following consulting fees (the “Fees”):

Common Stock Fee. A service fee equal to two hundred thousand (200,000) shares of the Company’s restricted common stock issued at the time of the execution of this agreement.

The stock certificate(s) should be in the name “LP Funding, LLC” and issued within 14 working days of agreement. Each Certificate shall bear a restricted securities legend in accordance with the Securities Act of 1933. These Fees shall be for all purposes non-refundable in every respect. These shares are fully earned at the time of execution of this agreement.

The Company agrees to deliver a true and accurate photocopy of the Board of Directors’ resolution duly adopted by the Company’s Board of Directors authorizing the issuance of the Shares in accordance with this Agreement.

The Company agrees to deliver a true and accurate photocopy of the Board of Directors’ resolution(s) duly adopted by the Company’s Board of Directors authorizing and approving this Agreement.

The Company agrees to deliver the Certificate(s) to Consultant (or any person designated by Consultant) at Consultant’s address first shown on the first page of this Agreement via overnight express mail, postage prepaid, or via similar prepaid overnight express delivery at no cost to Consultant.

4)	If requested at the time that the Fee is or will be paid, Consultant agrees to execute an investment questionnaire and an investment agreement as is customary for the issuance of the Shares in transactions similar to the transactions contemplated by this Agreement and the said investment agreement shall not be held or interpreted so as to contradict or contravene this Agreement or the obligations recited herein in any way.

5)	Termination.

Notwithstanding any other provision of this Agreement, the Company may terminate this Agreement and its obligations hereunder at any time upon written notice to Consultant delivered to the address set forth in the first paragraph of this Agreement without further liability except as expressly set forth in this Agreement.

6)	Representations of Each of the Parties.

The Company represents that: (1) it has the requisite authority and power to enter into this Agreement; (2) this Agreement and the obligations recited hereunder have been approved by the respective board of directors or managers of the Parties.

7)	Additional Representations of the Company.

In addition, the Company represents that Company, and not Consultant, is responsible to perform any and all due diligence on such lender, equity purchaser or acquisition candidate introduced to it by Consultant under this Agreement, prior to Company receiving funds or closing on any acquisition. However, Consultant shall undertake its best efforts to avoid the introduction of any third party which is known to Consultant to have had a prior reputation or history of questionable, unethical, or illicit activities.

8)	Assignment of Agreement & Assignment of Rights and Obligations.

Consultant’s services under this contract are offered to Company only and may not be assigned by the Company to any other person or entity with which Company merges or which acquires the Company or substantially all of its assets. In the event of said merger or acquisition, except as otherwise set forth in this Agreement, all compensation to Consultant herein under the schedules set forth herein shall remain due and payable, and any compensation received by the Consultant may be retained in the entirety by Consultant, all without any reduction or pro---rating and shall be considered and remain fully paid and non---assessable. Company shall assure that in the event of any merger, acquisition, or similar change of form of entity that its successor entity shall agree to complete all obligations to Consultant, including the provision and transfer of all compensation herein, and the preservation of the value thereof consistent with the rights granted to Consultant by the Company herein, and to Shareholders.

9)	Obligation for Expenses.

Consultant agrees to pay for all of its routine business expenses, such as phone, mailing, labor, etc. In the event of the need for expenditures on extraordinary items, such as travel required by/or specifically requested by the Company, luncheons or dinners to large groups of investment professionals, print advertisements in publications, etc., the Consultant will discuss those with the Company and gain its prior written approval to incur those expenses on behalf of the Company, and have it billed directly to the Company.

10)	Indemnification of Consultant and Consultant’s Employees and Agents by the Company.

The Company hereby agrees to indemnify and hold Consultant and Consultant’s employees and agents (the “Indemnified Parties”) harmless against (i) any and all liabilities, obligations, losses, damages, claims, actions, asserted against any one or more of the Indemnified Parties, based upon, resulting from or arising out of any misstatement or omission of material fact contained in one or more of the statements, representations, press releases, announcements, reports, or filings made or prepared by the Company or its agents, except to the extent that the misstatement or the omission was a result of an act of Consultant, and (ii) any cost or expense (including reasonable attorneys’ fees and court costs) incurred by the Indemnified Parties or any of them in connection with the foregoing (including, without limitation, any cost or expense incurred by the Indemnified Parties in enforcing their rights pursuant to this Section 9). No demand or claim for indemnification under this Section 9 may be made after 11:59 p.m., East Coast Standard Time (EST), on the date six (6) years following the last date at which services were rendered to the Company under this Agreement or any extension thereof.

11)	Obligation for Compliance with Securities Laws.

The Parties agree that the Company shall assume and remain at all times responsible for all information, statements, and documents released or provided to Consultant and for compliance with Regulation FD or any other provisions of the Securities Exchange Act of 1934 (the “1934 Act Obligations”).

12)	Further Assurances.

Each of the Parties shall hereafter execute all documents and do all acts reasonably necessary to effect the provisions of this Agreement.

13)	Successors.

The provisions of this Agreement shall be deemed to obligate, extend to and inure to the benefit of the successors, assigns, transferees, grantees, and indemnities of each of the Parties to this Agreement.

14)	Independent Counsel.

Each of the Parties to this Agreement acknowledges and agrees that it has been represented by independent counsel of its own choice throughout all negotiations which preceded the execution of this Agreement and the transactions referred to in this Agreement, and each has executed this Agreement with the consent and upon the advice of said independent counsel. Each party represents that he or it fully understands the provisions of this Agreement, has consulted with counsel concerning its terms and executes this Agreement of his or its own free choice without reference to any representations, promises or expectations not set forth herein.

15)	Integration.

This Agreement, after full execution, acknowledgment and delivery, memorializes and constitutes the entire agreement and understanding between the parties and supersedes and replaces all prior negotiations and agreements of the parties, whether written or unwritten. Each of the Parties to this Agreement acknowledges that no other party, nor any agent or attorney of any other party has made any promises, representations, or warranty whatsoever, express or implied, which is not expressly contained in this Agreement; and each party further acknowledges that he or it has not executed this Agreement in reliance upon any belief as to any fact not expressly recited hereinabove.

16)	Attorneys Fees.

In the event of a dispute between the parties concerning the enforcement or interpretation of this Agreement, the prevailing party in such dispute, whether by legal proceedings or otherwise, shall be reimbursed immediately for the reasonably incurred attorneys’ fees and other costs and expenses by the other Parties to the dispute.

17)	Captions & Exhibits.

The captions by which the sections and subsections of this Agreement are identified are for convenience only, and shall have no effect whatsoever upon its interpretation.

18)	Severance.

If any provision of this Agreement is held to be illegal or invalid by a court of competent jurisdiction, such provision shall be deemed to be severed and deleted; and neither such provision, nor its severance and deletion, shall affect the validity of the remaining provisions.

19)	Expenses Associated With This Agreement.

Each of the Parties agrees to bear its own costs, attorney’s fees and related expenses associated with this Agreement.

20)	Arbitration.

Any dispute or claim arising to or in any way related to this Agreement shall be settled by arbitration in the State of New York. All arbitration shall be conducted in accordance with the rules and regulations of the American Arbitration Association (“AAA”). AAA shall designate an arbitrator from an approved list of arbitrators following both parties’ review and deletion of those arbitrators on the approved list having a conflict of interest with either party. Each of the Parties shall pay its own expenses associated with such arbitration. A demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter has arisen and in no event shall such demand be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statutes of limitations. The decision of the arbitrators shall be rendered within 60 days of submission of any claim or dispute, shall be in writing and mailed to all the Parties included in the arbitration. The decision of the arbitrator shall be binding upon the Parties and judgment in accordance with that decision may be entered in any court having jurisdiction thereof.

21)	Power to Bind.

A responsible officer of the Company has read and understands the contents of this Agreement and is empowered and duly authorized on behalf of the Company to execute it.

22)	Confidentiality.

The Parties agree that the terms of this Agreement shall be kept strictly confidential (a) except to the extent necessary to protect the rights of the Parties or to satisfy the Company’s obligations under the Securities Exchange Act of 1934 and the rules adopted by the Securities and Exchange Commission thereunder and (b) unless the terms of this Agreement have been disclosed by the other Party or have otherwise become part of the public domain.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

Arkados Group, Inc.		LPF Communications

By:	/s/ Terrence DeFranco	By:	/s/ William Luckman
William Luckman, Director
Name (print):	Terrence DeFranco

Title:	Chief Executive Officer

211 Warren Street #320
Newark, NJ 07103

Accredited Investor Representations

The undersigned Consultant hereby represents and warrants to Arkados, Inc. (the “Company”) as follows:

1.1.        Consultant understands that the Shares (as defined in the Consulting Agreement, dated February 23, 2016, to which this Schedule is annexed) have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Consultant’s representations as expressed herein. The Consultant understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Consultant must hold them indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Consultant acknowledges that the Company has no obligation to register or qualify Shares for further transfer. The Consultant further acknowledges that if an exemption from registration or qualification is available for further transfer, it may be conditioned on various requirements, including, but not limited to, the time and manner of sale, the holding period for the the Shares and requirements relating to the Company which are outside of the Consultant’s control, and which the Company is under no obligation, and may not be able, to satisfy.

1.2.        No Public Market. The Consultant understands that no public market now exists for the Shares, and that the Company has made no assurances that a public market will ever exist for the Shares.

1.3.       Legends. The Consultant understands that the Shares may bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

1.4.       Accredited Investor. The Consultant is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. The Consultant is a sophisticated investor with substantial experience in evaluating and investing in private offerings of securities in companies similar to the Company, so that the Consultant is capable of evaluating the merits and risks of the investment in the Shares and in the Company, and has the capacity to protect the Consultant’s own interests. The Consultant has adequate means of providing for the Consultant’s current financial needs and contingencies, is able to bear the substantial economic risks of an investment in the Shares for an indefinite period of time, has no need for liquidity in such investment and, at the present time, could afford a complete loss of such investment. The Consultant has not relied on the Company, or any manager, officer, employee, agent, representative or professional advisor of the Company, for any legal, tax or financial advice, and the Consultant has, to the extent the Consultant has deemed it to be advisable, consulted with the Consultant’s own professional legal, financial and/or tax advisors in connection with the Consultant’s receipt of the Shares.

1.5.       No General Solicitation. Neither the Consultant, nor (if an entity) any of its officers, directors, managers, employees, agents, stockholders, members or partners has either directly or indirectly (a) responded to any general solicitation or (b) responded to any advertisement in connection with the offer and sale of the Shares.

IN WITNESS WHEREOF, the undersigned has executed these Accredited Investor Representations as of the date set forth below.

LP FUNDING, LLC

/s/ William Luckman
(signature)

Print Name: William Luckman, Director

Date: August 11, 2016